EXHIBIT 10.15

                                 CASMYN CORP.
                             STOCK OPTION AGREEMENT
      This Stock Option Agreement (the "Agreement") is made as of the 18th day of January, 1999 ("Effective Date") by and between CASMYN CORP., a Colorado corporation (the "Corporation"), and Mark S. Zucker ("Optionee").

                                    RECITALS
      WHEREAS, Optionee has agreed to serve as President and Chief Executive Officer of the Corporation; and

      WHEREAS, Optionee has provided excellent services to the Corporation as a member of the Board of Directors and as President and Chief Executive Officer of the Corporation; and

      WHEREAS, the Board of Directors of the Corporation has determined it to be in the best interests of the Corporation to grant stock options to Optionee in order to increase Optionee's proprietary interests in the Corporation's business, encourage him to remain an officer of the Corporation and encourage his personal interest in the Corporation's success and progress; and

      WHEREAS, the Corporation desires to enter into this Agreement to further induce Optionee, as set forth in the preceding recital.

      NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and the mutual benefits to be gained by the performance hereof, the parties hereto agree as follows:
                                    AGREEMENT

      1. Number of Shares: Option Price. The Corporation hereby grants to Optionee, on terms and conditions set forth in this Agreement, an option (the "Option") to purchase Seventy Five Thousand Eight Hundred and Seven (75,807) shares (the "Option Shares") of the Corporation's First Convertible Preferred Stock (the "Preferred Stock") at an exercise price of $2.00 per share.

      2. Vesting and Exercise of Options. The Option shall vest immediately upon execution of this Agreement. Optionee shall have the right to exercise any vested portion of this Option anytime during the Option Period or until the Option Period expires. Only whole shares may be


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purchased.

      3. Method of Exercise. Subject to the terms and conditions of this Agreement, Optionee may exercise the Option by providing notice to the Corporation which:

      (a) States that the Option is being exercised and sets forth the number of Option Shares with respect to which the Option is being exercised;

      (b) Is signed by the person exercising the Option, and, if the Option is being exercised by anyone other than Optionee, is accompanied by evidence satisfactory to the Corporation that such person is entitled to exercise the Option;

      (c) Is accompanied by cash or a certified check in the full amount of the exercise price made payable to the Corporation;

      (d) Is accompanied by (unless there is in effect at that time under the 1933 Act, as defined below, a registration statement relating to the Option Shares) a written representation and undertaking to the Corporation, which is satisfactory in form and scope to counsel for the Corporation and upon which in the opinion of such counsel the Corporation may reasonably rely, that Optionee is acquiring shares issued to him pursuant to such exercise of the Option for his own account as an investment and not with a view to, or for sale in connection with, the distribution of the Option Shares, and that he will make no transfer of the Option Shares except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), or any other applicable law, and that if the Option Shares are issued without such registration a legend to this effect may be placed on the Option Shares so issued; and

      (e) Is accompanied by this original Agreement for the purpose of having the exercise, or partial exercise, of the Option noted hereon.

      Notice which is deficient in any manner shall not constitute an exercise of the Option, and the Corporation is not obligated to notify Optionee or his successor that a notice is deficient or in what manner a notice is deficient. Within thirty (30) to forty-five (45) days after the Corporation receives notice) the Corporation shall deliver to Optionee a certificate evidencing the Option Shares, registered in the name of Optionee.

      4. Cashes Exercise. In addition to the exercise of all or a portion of this Option by the payment of the exercise price as provided in Section 1, and in lieu of any such payment, the Optionee shall have the right at any time and from time to time to exercise the Option in full or in part by requesting from the Corporation the number of Option Shares which, valued at Current Market Value, have a value equal to the total Current Market Value of the Option Shares


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as to which this Option is then being exercised less the total Option Price payable for such Option Shares. For the purposes of this paragraph, Current Market Value of an Option Share shall be the product of (i) the number of shares of Common Stock into which one Option Share is then convertible) and (ii) the price of the Common Stock which has been used in the calculation of the Conversion Price pursuant to Section 4( e ) of the of the Corporation) s Articles of Amendment to its Articles of Incorporation, but without discount.

      5. Option Shares Pari Passu. The Option Shares shall have all rights, preferences and privileges accorded to the Preferred Stock as if the Option Shares had been issued at the closing of the initial issuance of the Preferred Stock, including without limitation look back period and discount to market.

      6. Term. The initial tern of this Option shall expire at 11:59 p.m. on December 23, 1999, except in those instances where this Agreement provides for an earlier expiration date. The term of the Option shall automatically renew on December 241!1 of each successive year for one additional year expiring at 11 :59 p.m. on December 23rd of the subsequent year, unless the Board of Directors votes not to renew the Option not less than thirty (30) and not more than sixty
(60) days before December 241/1 of the then current year. The Option shall expire without automatic renewal at 11 :59 p.m. on December 23. 2008. The period between the Effective Date and December 23, 2008, shall be referred to as the "Option Period."

      7. Nontransferable. The Option granted hereunder may not be assigned or transferred by Optionee other than by will or by the laws of descent and distribution, and may be exercised only by Optionee or Optionee's guardian or legal representative during the lifetime of Optionee and after his death, by his representative or by the person entitled thereto under his will or the laws of intestate succession. Except as permitted by the preceding sentence, the Option granted hereunder and the rights and privileges hereby conferred shall not be transferred, assigned or pledged in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or a similar process. Upon any attempt to so transfer, assign, pledge or otherwise dispose of the Option, or of any right or privilege conferred hereby, contrary to the provisions of this Agreement, or upon levy of any attachment or similar process upon such rights and privileges, the Option and such rights and privileges shall immediately become null and void.

      8. Optionee Not a Shareholder. Optionee shall have no rights as a shareholder with respect to the Option Shares covered by the Option until the date of issuance of a stock certificate or stock certificates to him upon exercise of the Option.

      9. Adjustments. In the event that the outstanding shares of the Preferred Stock of the Corporation are changed into or exchanged for a different number or kind of shares of other securities of the Corporation or of another corporation by reason of any reorganization, merger, consolidation, Recapitalization, reclassification, stock split, combination or shares or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which the Option, or any portion thereof, then unexercised shall be exercisable, to the end that the proportionate interest of Optionee shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Option price


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per share.

      If the Corporation is a party to a merger, consolidation, reorganization or similar corporate transaction and if, as a result of that transaction, its shares of common stock are exchanged for (i) other securities of the Corporation or (ii) securities of another corporation which has assumed this Option or has substituted for this Option its own option, then Optionee shall be entitled (subject to the conditions stated herein or in such substituted options, if any), to purchase that amount of such other securities of the Corporation or of such other corporation as is sufficient to ensure that the value of the Option immediately after the transaction, taking into account the price of the Option before such transaction and the fair market value per share of the Corporation's Preferred Stock immediately before and after such transaction, and the fair market value of the securities then subject to the Option (or to the options substituted for the Option, if any).

      10. No Right to Hold Office or to Employment. Nothing in this Option shall confer upon Optionee any right to continue as an officer or to become an employee of the Corporation or to continue to perform services for the Corporation or any parent or subsidiary , or shall interfere with or restrict in any way the rights of the Corporation to discharge or terminate any officer, director, employee, independent contractor or consultant at any time for any reason whatsoever, will or without good cause.

      11. Restrictions on Sale of Shares: No Registration Rights. Optionee has been advised that the Option Shares and the Option are not being registered under the 1933 Act or state securities laws pursuant to exemptions therefrom, and that the Corporation's ability and obligation to issue the Option Shares are dependent upon the availability of exemptions to registration from the 1933 Act and state securities laws. Optionee agrees that any Option Shares issued upon exercise of this Option may bear a legend on the certificate evidencing ownership thereof indicating that their transferability is restricted in accordance with applicable state or federal securities law. The Corporation has no obligation to register tile Option OX' the Option Shares.

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12.   General Representations.  Optionee acknowledges and represents as follows:

            12.1 Optionee Aware of Risk. Optionee understands that the acquisition of the Option Shares and the Option is a highly speculative investment and involves a high degree of risk, that the Corporation may need additional financing in the future, and that the Corporation makes no assurances whatsoever concerning the present or prospective value of the Option Shares or Options.

            12.2 Investment. Optionee realizes that (i) the acquisition of the Option Shares and Options is a long term investment, (ii) the purchaser of the Option Shares and the Option must bear the economic risk of the investment for an indefinite period of time because the Option Shares and the Option have not been registered under the 1933 Act or applicable state laws and, therefore the Option Shares and the Option cannot be sold unless they are subsequently registered under the 1933 Act and such state laws or unless exemptions from such registration are available, (iii) there is no public market for the Option Shares and the Option and Optionee may not be able to liquidate his or her investment in the event of an emergency or pledge the Option Shares and the Option as collateral security for loans, and (iv) the transferability of the Option Shares and the Option is restricted and will be further restricted by a legend placed on the certificate(s) representing the Option Shares stating that the Option Shares have not been registered under the 1933 Act and applicable state laws and referencing the restrictions on transferability of the Option Shares and the Option. The Option described herein may not be sold) transferred, assigned, offered, pledged or otherwise distributed for value and this Option shall bear a legend restricting its transferability.

            13. Termination and Expiration of Option. In the event of the death or disability of Optionee, or Optionee ceases to be an officer of the Corporation, or the parties otherwise sever their existing relationship, this Option shall terminate after one year upon the earlier of either the delivery of notice of termination or the termination of the parties' existing relationship. In any event, the Option or any part then unexercised, shall expire on December 23, 2008.

            14. Notices. All notices to the Corporation shall be addressed as follows:

CORPORATION:      Casmyn Corp.
                  1500 West Georgia Street, 18th Floor
                  Vancouver, B.C. V6G 2Z6 Attn:
                  Attn:
                       --------------------------------
                  Fax No. (   )      -
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WITH COPY TO:     Greenfield & Associates
                  1801 Century Park East, 23rd Floor
                  Los Angeles, California 90067
                  Attn: Mark S. Greenfield, Esq.
                  Fax No. (310) 843-5219

OPTIONEE:         Mr. Mark Zucker
                  c/o Anvil Investment Partners, L.P.
                  100 Wilshire Boulevard, 15th Floor
                  Santa Monica, California 90401
                  Fax No. (310) 260-6536

WITH COPY TO:
                  -------------------------------------

      A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery or by facsimile with receipt of adequate reception to Optionee or to the Corporation (as the case may be).

      15. Liquidation. Upon the complete liquidation of the Corporation, any portion of this Option which has not then been exercised shall be deemed canceled, except as otherwise provided in Section 7 in connection with a merger, consolidation or reorganization of the Corporation.

      16. Taxes. The Corporation shall not be responsible for collecting or paying any tax, including but not limited to federal and state personal income taxes of Optionee, resulting from the grant or exercise of this Option.

      17. Governing Law. This Agreement and all acts and transactions pursuant or related thereto, and all rights and obligations of the parties hereto, shall be governed, construed and interpreted in accordance with the laws of the State of Colorado.

      18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be binding and effective immediately upon the execution by all parties of such counterparts.

      19. Interpretation. This Agreement has been jointly negotiated by the parties, and any uncertainty or ambiguity existing in this Agreement shall not be interpreted against any of the parties, but according to the rules of interpretation of contracts.

      20. Amendments. The provisions hereof may not be amended except by a written modification executed by all of the parties hereto.

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      21.   Entire Agreement.  The parties acknowledge that this Agreement contains the entire understanding of the parties. There are no promises, representations, warranties or undertakings other than those either expressed or referred to herein.

      22. Binding on Successors. This Agreement and the representations and warranties contained herein shall apply to, be binding upon, and inure to the benefit of the respective heirs, administrators, executors, legal representatives, assignees, successors, and agents of the parties.

      23. Severability. The parties agree that the provisions of this Agreement are severable and should any provision be, for any reason, unenforceable, the balance of this Agreement shall nonetheless be in full force in effect.

      24. Attorneys' Fees. Each party to this Agreement shall bear its own costs, expenses and attorneys' fees incurred in or arising out of the circumstances which are the subject of this Agreement. In the event that any party hereto shall institute any action or proceeding to enforce, dispute or interpret any rights granted hereunder, the prevailing party in such action or proceeding shall be entitled to, in addition to any other relief granted by the court or other applicable judicial body, its reasonable attorneys' fees.

      25. Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.


IN WITNESS WHEREOF. the parties hereto have executed this Agreement as of the date and year first above written.

                        THE CORPORATION:

                        CASMYN CORP.

                              By /s/ Robert Weingarten
                                -------------------------------
                                Robert Weingarten
                                Vice President and Chief Financial Officer

                              APPROVED:
                              By /s/ Alexander Cappello
                                -------------------------------
                                Alexander Cappello
                                Member, Board Compensation Committee

                              By /s/ Selwyn Kossuth
                                -------------------------------
                                Selwyn Kossuth
                                Member, Board Compensation Committee

                        OPTIONEE:

                                 /s/ Mark S. Zucker
                                -------------------------------
                                Mark S. Zucker


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